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                                                                    EXHIBIT 99.2


Sept. 20, 2001                          CONTACTS:  Danny Gibbs, Duke Energy
                                        Phone:     713/627-4060
                                        24-Hour:   704/382-8333

                                                   Bob Foulkes, Westcoast Energy
                                        Phone:     604/488-8093


      DUKE ENERGY ANNOUNCES US$8.5 BILLION ACQUISITION OF WESTCOAST ENERGY

        MOVE STRENGTHENS ENERGY PORTFOLIO AND PAVES THE WAY FOR EXPANSION
                  OF NORTH AMERICAN NATURAL GAS INFRASTRUCTURE


CHARLOTTE, N.C. AND VANCOUVER, B.C. - Duke Energy (NYSE:DUK) today announced plans to greatly expand its position in the North American natural gas marketplace by acquiring Westcoast Energy (TSE:W; NYSE:WE), a leading energy company with a significant network of Canadian-based assets, in a cash and stock transaction valued at approximately US$8.5 billion, including debt assumed.

The transaction provides for the acquisition of all outstanding common shares of Westcoast Energy in exchange for a combination of cash, Duke Energy common shares and exchangeable shares of a Canadian subsidiary of Duke Energy such that 50 percent of the consideration will be paid in cash and 50 percent will be paid in stock. The transaction is intended to provide Westcoast Energy shareholders with approximately Cdn$43.80 per share in value, subject to a collar. Duke Energy believes that the acquisition can be completed during first quarter 2002.

"This acquisition greatly enhances the balance and diversity of our portfolio of energy assets and provides us with additional growth opportunities to serve North America's expanding energy needs," said Richard B. Priory, president, chairman and chief executive officer of Duke Energy. "The combination of Westcoast Energy's strategically placed assets in growing supply regions with our merchant skills and desire to be a leader in the development of new transportation infrastructure will strengthen our ability to connect energy supply and energy markets in Canada and the United States.

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"This is an opportunity-based transaction that will be immediately accretive upon closing," Priory continued. "It is an important investment in our competitive energy businesses, expected to provide the opportunity for increased earnings growth from our gas transmission business, while also providing new growth opportunities for our other businesses. Duke Energy continues to expect earnings per share (EPS) growth of 10-15 percent per year from a base of $2.10 EPS in 2000."

"The Westcoast Energy board of directors fully supports this combination and will recommend it to shareholders," said Michael E. J. Phelps, chairman and chief executive officer of Westcoast. "The bid represents a significant premium to our recent share price at a time when Westcoast Energy shares are trading at record highs, and it offers current Westcoast shareholders an opportunity to participate in the future growth prospects of Duke Energy, a leading multinational energy powerhouse.

"This acquisition also represents an opportunity for our employees to join forces with a large, growth-oriented and well-managed industry partner, enhancing their personal careers while pursuing the opportunities represented by the Westcoast Energy assets in Canada. I am pleased that we are able to join forces with the people of Duke Energy," Phelps said.

When the transaction is completed, Westcoast Energy's natural gas assets - its primary business - will be operated by Houston-based Duke Energy Gas Transmission (DEGT). Westcoast Energy's energy services and international businesses will be operated by Duke Energy's Energy Services' business units.

"Increasingly, Canada is a key source for incremental natural gas supply and this acquisition will enhance Duke Energy's ability to connect rapidly expanding supply with fast-growing markets in both Canada and the United States," said Fred J. Fowler, group president, energy transmission, which includes DEGT. "This acquisition will increase DEGT's projected annual growth earnings before interest and taxes (EBIT) from 5-7 percent to 7-9 percent," said Fowler.

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At closing, Michael Phelps will become a member of Duke Energy's board of directors and chairman of an advisory board for DEGT's Canadian operations.

DEGT's Canadian operations will be headquartered in Vancouver. "Westcoast Energy has been a leading corporate citizen in Canada and we expect to continue that tradition," said Fowler.

The combined natural gas-related assets will include about 18,900 miles of transmission pipeline; 241 billion cubic feet of natural gas storage; 58,700 miles of gathering pipeline; 84 processing facilities; and 16,500 miles of distribution pipeline.

In addition to the wholly owned pipeline systems of DEGT (Texas Eastern Transmission, Algonquin Gas Transmission and East Tennessee Natural Gas) and of Westcoast Energy (BC Pipeline, Empire State Pipeline and Union Gas Transmission), the combined company will have ownership interests in the Maritimes & Northeast Pipeline (75 percent), Gulfstream Natural Gas System (50 percent), Foothills Pipe Lines (50 percent), Vector Pipeline (30 percent) and Alliance Pipeline/Aux Sable (23.6 percent).

Duke Energy plans to finance the cash portion of this transaction largely with equity-linked securities, which would result in a credit profile for the combination that is consistent with our current ratings.

TERMS OF THE AGREEMENT

Under the terms of the agreement, each common share of Westcoast Energy would be exchanged, at the election of each shareholder, for (i) Cdn$43.80 in cash or
(ii) a portion of a share, based on an exchange ratio, of Duke Energy common stock or exchangeable shares of a Canadian subsidiary of Duke Energy that are exchangeable for Duke Energy common stock or (iii) a combination of such consideration. Elections to receive cash, stock or a combination will be subject to proration so that the overall consideration will consist of approximately 50 percent cash and approximately 50 percent stock. For shares of Westcoast Energy exchanged for stock,

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the exchange ratio will be determined based on the 20-day weighted average trading price of Duke Energy common stock during a trading period prior to the closing of the acquisition, subject to a maximum exchange ratio of 0.7711 and a minimum exchange ratio of 0.6119, within a Duke Energy common stock price range of $36.88 to $46.48.

A Westcoast Energy shareholder who is a Canadian resident and desires stock consideration can elect either Duke Energy common stock or exchangeable stock of Duke Energy's Canadian subsidiary. The exchangeable shares are the economic and voting equivalent of Duke Energy common stock and provide the opportunity for a tax-deferred exchange for Canadian resident holders of Westcoast Energy common stock. A Westcoast Energy shareholder who is not a Canadian resident and desires stock consideration may only elect Duke Energy common stock.

The transaction will be effected through a court-approved plan of arrangement in Canada and is subject to, among other things, approval by the holders of Westcoast Energy common shares and options as well as obtaining regulatory approvals. The agreement contains non-solicitation and termination fee provisions.

Merrill Lynch & Co. acted as exclusive financial advisor and provided a fairness opinion to Duke Energy. Credit Suisse First Boston Corporation and CIBC World Markets Inc. were financial advisors and provided fairness opinions to Westcoast Energy. Vinson & Elkins L.L.P. working with Duke Energy's in-house counsel provided legal counsel to Duke Energy for this transaction. Stikeman Elliot assisted Duke Energy on Canadian legal matters. Westcoast Energy received legal counsel from Westcoast's in-house counsel together with Torys with respect to Canadian and United States legal matters and Farris Vaughn with respect to British Columbia legal and regulatory matters.

ADDITIONAL INFORMATION

Duke Energy, a diversified multinational energy company, creates value for customers and shareholders through an integrated network of energy assets and expertise. Duke Energy

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manages a dynamic portfolio of natural gas and electric supply, delivery and trading businesses - generating revenues of more than $49 billion in 2000. Duke Energy, headquartered in Charlotte, N.C., is a Fortune 100 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: WWW.DUKE-ENERGY.COM.

Westcoast Energy Inc. (TSE: W; NYSE: WE), headquartered in Vancouver, British Columbia, is a leading North American energy company with assets of approximately US$10 billion. The Company's interests include natural gas gathering, processing, transmission, storage and distribution, as well as power generation, international energy businesses, and financial, information technology and energy services businesses. More information is available on the Company's Web site at WWW.WESTCOASTENERGY.COM

Additional information about the transaction, including an asset map highlighting combined operations, is available on the companies' Web sites.

ATTENTION: MEDIA REPRESENTATIVES. A conference call for members of the media is scheduled for 6:30 p.m. EDT today. Only members of the media will be allowed to ask questions. Richard Priory of Duke Energy and Michael Phelps of Westcoast Energy will discuss the acquisition. The conference call can be accessed by dialing 800/500-0177 in the United States or 719/457-2679 outside the United States. The confirmation code is 677679. Please call in 5 to 10 minutes prior to the scheduled start time. Beginning two hours after the call, a replay will be available through Oct. 20, 2001, by dialing 888/203-1112. The international replay number is 719/457-0820. The confirmation code is 677679.

CONFERENCE CALL AND INVESTOR PRESENTATION. A webcast and conference call for analysts and investors will be held on Sept. 21, 2001, at 10 a.m. EDT. Internet users can participate in the webcast by accessing the investor's section of Duke Energy's Web site to view slides and listen to audio. You can also listen to the conference by calling 1-888-857-6932 and using

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confirmation code 565077. International callers should use 1-719-457-2604.
A replay of the conference call will be available through Oct. 20, 2001, by calling 1-888-203-1112, code 565077. International replay is available at 1-719-457-0820, code 565077.

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include those concerning the contemplated transaction, strategic plans, expectations and objectives. Although Duke Energy believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals and expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include completion of the proposed transaction, integration of the two companies, regulatory approvals and developments, realization of expected synergies from the transaction, the timing and extent of changes in commodity prices for oil, gas, coal, electricity and interest rates, the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets, the performance of electric generation, pipeline and gas processing facilities, the timing and success of efforts to develop domestic and international power, pipeline, gathering, processing and other infrastructure projects and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements.

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